OFFICE OF BANKS AND REAL ESTATE
                      Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                           BNY Midwest Trust Company
                             2 North LaSalle Street
                                   Suite 1020
                            Chicago, Illinois 60602

     Including the institution's domestic and foreign subsidiaries completed as of the close of business on December 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                      ASSETS                              Thousands of Dollars
                      ------                              --------------------
                                                                 (000)

1.  Cash and Due from Depository Institutions..................  40,626
2.  U.S. Treasury Securities...................................   - 0 -
3.  Obligations of States and Political Subdivisions...........   - 0 -
4.  Other Bonds, Notes and Debentures..........................   - 0 -
5.  Corporate Stock............................................   - 0 -
6.  Trust Company Premises, Furniture, Fixtures and Other
    Assets Representing Trust Company Premises.................     741
7.  Accounts Receivable........................................   5,938
8.  Goodwill...................................................  86,813
9.  Intangibles ...............................................     -0-
10. Other Assets ..............................................      59

    (Itemize amounts greater than 15% of Line 10)

         Deferred Expenses................................45

         Accrued Interest Receivable - Intercompany ......14

11. TOTAL ASSETS............................................... 134,177


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


                        OFFICE OF BANKS AND REAL ESTATE
                      Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                           BNY Midwest Trust Company
                             2 North LaSalle Street
                                   Suite 1020
                            Chicago, Illinois 60602


                               LIABILITIES                Thousands of Dollars
                               -----------                --------------------
                                                                 (000)

12. Accounts Payable...........................................   - 0 -
13. Taxes Payable..............................................   2,810
14. Other Liabilities for Borrowed Money.......................  25,425
15. Other Liabilities..........................................  10,332

    (Itemize amounts greater than 15% of Line 14)

            Reserve for Taxes..........................8,770

16. TOTAL LIABILITIES                                            38,567
                             EQUITY CAPITAL
                             --------------

17. Preferred Stock............................................   - 0 -
18. Common Stock...............................................   2,000
19. Surplus....................................................  67,130
20. Reserve for Operating Expenses.............................   - 0 -
21. Retained Earnings (Loss)...................................  26,480
22. TOTAL EQUITY CAPITAL.......................................  95,610
23. TOTAL LIABILITIES AND EQUITY CAPITAL....................... 134,177


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


I,      Robert L. DePaola, Vice President
  -----------------------------------------------------------------------------
             (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                           /s/ Robert L. DePaola
                              -------------------------------------------------
                              (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of     January         , 2004.
                                       ----        --------------------  ----

My Commission expires May 15, 2007.
                                         /s/ Joseph A. Giacobino, Notary Public
                                         -----------------------
(Notary Seal)



Person to whom Supervisory Staff should direct questions concerning this report.


Emmie Chan                                    Assistant Treasurer
----------------------------------  -------------------------------------------
Name                                               Title

(212) 437-5639
-------------------------------------------------------------------------------
Telephone Number (Extension)

eychan@bankofny.com
---------------------------------
E-mail


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